Exhibit 99.1

Investor Relations Contact:

Lori Owen

Xilinx, Inc.

(408) 879-6911

ir@xilinx.com

XILINX RAISES QUARTERLY DIVIDEND $0.03 PER DILUTED SHARE

SAN JOSE, CA, March 13, 2012— Xilinx, Inc. (Nasdaq: XLNX) today announced that its Board of Directors declared a quarterly cash dividend of $0.22 per outstanding share of common stock, an increase from the dividend of $0.19 per outstanding share of common stock paid in each of the immediately preceding four quarters. The quarterly dividend will be payable on June 6, 2012 to all stockholders of record at the close of business on May 16, 2012. “The increase in our quarterly dividend reflects our continued confidence in our business model as well as our commitment to returning shareholder value,” said Moshe Gavrielov, Xilinx President and Chief Executive Officer.

This release contains forward-looking statements and projections. Forward-looking statements and projections can often be identified by the use of forward-looking words such as “expect,” “believe,” “may,” “will,” “could,” “anticipate,” “estimate,” “continue,” “plan,” “intend,” “project” or other similar expressions. Undue reliance should not be placed on such forward-looking statements and projections, which speak only as of the date they are made. We undertake no obligation to update such forward-looking statements. Actual events and results may differ materially from those in the forward-looking statements and are subject to risks and uncertainties including customer acceptance of our new products, current global economic conditions, the health of our customers and the end markets in which they participate, our ability to consistently generate healthy cash flows and other risk factors listed in our most recent Forms 10-K and 10-Q.

About Xilinx

Xilinx is the world’s leading provider of programmable platforms. For more information, visit www.xilinx.com.

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